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EXHIBIT 10.02.1

AMENDED AND RESTATED
ADELPHIA COMMUNICATIONS CORPORATION
PERFORMANCE RETENTION PLAN

1.
PURPOSE AND EFFECTIVE DATE

        (a)   The purpose of this Plan is to attract highly qualified employees, and to encourage highly qualified employees of the Debtors to continue their employment with the Debtors during the period of the Debtors' restructuring by establishing a plan that provides annual incentive awards based on the Debtors' performance.

        (b)   The Plan became effective upon the issuance of an order by the Bankruptcy Court approving the Plan dated May 5, 2003, and was amended and restated pursuant to an order of the Bankruptcy Court dated September 21, 2004. This Plan is further amended and restated effective on the date that a Change in Control occurs; provided, however, that the amendment to Section 7(a) herein is effective as of November 3, 2005.

2.
DEFINITIONS

        The following terms, as used herein, shall have the following meanings:

        (a)   "Approval Date" means the date of issuance of an order by the Bankruptcy Court, upon notice and hearing, approving the Plan, upon which the Plan (and any amendments thereto) became effective.

        (b)   "Award" means an incentive award granted pursuant to this Plan.

        (c)   "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended.

        (d)   "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York, such court having jurisdiction over the chapter 11 cases currently pending with respect to the Debtors.

        (e)   "Bankruptcy Plan" shall mean the plan or plans of reorganization involving the Debtors in connection with the chapter 11 cases currently pending with respect to the Debtors.

        (f)    "Base Salary" means the Participant's base annual salary as of the date an Award is granted, excluding any overtime, bonuses, commissions, other special payments or any other allowance.

        (g)   "Board" means the Board of Directors of the Company.

        (h)   "Change in Control" shall mean the occurrence of any of the following events pursuant to the terms of a definitive written agreement with one or more of the Debtors:

          (i)    Consummation of an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding shares of common stock of the Company issued pursuant to the Bankruptcy Plan (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company issued pursuant to the Bankruptcy Plan entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); or

          (ii)   Consummation of a merger, consolidation or similar corporate transaction involving the Company or all or substantially all of its subsidiaries or a sale or other disposition of all or substantially all of the consolidated assets of the Company.

        (i)    "Committee" means the Compensation Committee of the Board.

        (j)    "Company" means Adelphia Communications Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

        (k)   "Debtors" means the Company and those of its affiliates that are debtors and debtors in possession under Chapter 11 the Bankruptcy Code whose cases are jointly administered under case number 02-41729 (REG).

        (l)    "EBITDAR" means, for any period, the consolidated earnings of the Company, determined before reduction by, (i) consolidated interest expense, (ii) total income tax expense, (iii) total depreciation expense, (iv) total amortization expense, and (v) total restructuring-related fees and expenses, normalized for accounting adjustments, changes in accounting policies and asset sales, in each case determined by the Company in accordance with GAAP applied on a consistent basis.

        (m)  "EBITDAR Target" means the EBITDAR target amount established by the Company for its business plan for each Plan year for purposes of calculating Awards granted under the Plan; provided that the Plan Administrator shall have discretion to adjust EBITDAR Targets and associated Awards on an equitable basis for extraordinary events or other events not within the control of Participants.

        (n)   "Participant" means a full-time employee of the Debtors who has received written notice from the Plan Administrator that he or she has been selected for participation in the Plan for a particular Plan year.

        (o)   "Plan" means the Amended and Restated Adelphia Communications Corporation Performance Retention Plan, as amended from time to time.

        (p)   "Plan Administrator" means the Committee, provided that the Committee may delegate administrative responsibility to corporate officers in its discretion.

3.
ELIGIBILITY

        Participation shall be limited to Participants who have received written notification from the Plan Administrator that they have been selected to participate in the Plan. Participants shall receive a separate written notification with respect to each Plan year the Participant is eligible to participate in the Plan, which shall specify, among other things, the Award grant date, and such Participant's target Award.

4.
TARGET AWARDS

        (a)   Except as otherwise provided herein, Participants will be eligible for an annual target Award, which shall be based on the percentage of the Participant's Base Salary, title and job responsibilities. Annual target Awards may range from 25% to 200% of a Participant's Base Salary, as determined by the Plan Administrator.

        (b)   The amount of each annual Award will be determined based on the Company's financial performance as compared to the EBITDAR Target, and will equal the product of (i) the Participant's target Award for the relevant Plan year, and (ii) the percentage listed next to the percentage of the EBITDAR Target that is achieved for the relevant Plan year in the following table:

% of EBITDAR Target achieved for Plan Year	Total Award (as a percentage of the Target Award)
90%	0%
91%	10%
92%	25%
93%	40%
94%	55%
95%	70%
96%	80%
97%	85%
98%	90%
99%	95%
100%	100%
101%	105%
102%	110%
103%	115%
104%	120%
105%	130%
106%	145%
107%	160%
108%	175%
109%	190%
110%	200%

        (c)   Participants shall receive a pro-rata Award for the Plan year during which the Participant commences participation in the Plan, based on the ratio of the number of full months that the Participant worked for a Debtor during such Plan year, to 12.

        (d)   Notwithstanding the foregoing, in the event the Company's capital expenditures for any Plan year are greater than or equal to 105%, but less than 110%, of the budgeted amount of the Company's capital expenditures for such Plan year, each Participant's Award for such Plan year, as determined pursuant to Section 4(b) herein, shall be reduced by 33.3%. In the event capital expenditures for any Plan year are greater than or equal to 110%, but less than 115%, of the budgeted amount of capital expenditures for such Plan year, each Participant's Award, as determined pursuant to Section 4 (b) herein, shall be reduced by 66.6%. In the event capital expenditures for any Plan year are greater than or equal to 115% of the budgeted amount of capital expenditures for such Plan year, no Award shall be payable to any Participant for such Plan year, regardless of the Award amount determined pursuant to Section 4(b) herein. Determinations regarding the level of capital expenditures in relation to budget for any Plan year shall be made by the Plan Administrator.

5.
AWARD VESTING

        Subject to the provisions of Section 6 and Section 7 herein, (a) the Award granted to a Participant for the Plan year during which the Participant first commences participation in the Plan will vest in 36 equal monthly installments (2.777% per month) as of the last day of each month commencing with the twelfth month following the month in which the Participant begins participation in the Plan, and (b) any subsequent Awards will vest in 36 equal monthly installments (2.777% per month) commencing as of January 31 of the year immediately following the Plan year with respect to which the Award was granted.

6.
TREATMENT OF AWARDS UPON CONSUMMATION

        (a)   Subject to Section 6(b) and Section 7 herein, upon a Change in Control both the vested but unpaid and unvested portion of each Award shall be paid in cash, in a lump sum on the date on which such Change in Control occurs. The unvested portion of all Awards shall be paid (without duplication) based upon either the value established for each annual grant based on performance if so established, or 100% achievement for any unvalued grants.

        (b)   If a Change in Control does not occur on or before the second anniversary of the date on which the Participant's Award is granted, subject to Section 7 herein, 50% of the portion of such Award which is vested on such date shall be paid in cash, in a lump sum, on the second anniversary of the date the Award is granted, and the remaining portion of the Award shall be paid on the date on which the Change in Control occurs, in accordance with Section 6(a) herein.

7.
TERMINATION OF EMPLOYMENT

        (a)   In the event a Participant's employment with the Debtors terminates for any reason other than termination by the Debtors for Cause prior to the date on which an Award is scheduled to be paid as provided in Section 6 herein, such Participant (or his/her beneficiary or estate in the event of death) shall be entitled to payment of the vested portion of his/her Award (without duplication) in accordance with the provisions of Sections 5 and 6 herein, at the same time and in the same form as Awards for such Plan year are paid to other Participants in the Plan; provided, however that, if such termination is in connection with a Change in Control, as determined by the Committee in its sole discretion, in addition to payment of the vested portion of the Awards, the unvested portion of such Participant's Awards shall be paid (without duplication), on the date on which the Change in Control occurs, based upon either the value established for each annual grant based on performance, if so established, or 100% achievement for any unvalued grants.

        (b)   In the event any Participant's employment is terminated by the Company for Cause, all Awards granted to such Participant (vested or unvested) shall be forfeited, and such Participant shall be ineligible to receive any payment or settlement of an Award under this Plan.

        (c)   With respect to any Participant who has entered into an employment agreement with one of the Debtors, "Cause" shall have the meaning ascribed thereto in such employment agreement. With respect to any other Participant, the Debtors shall have "Cause" to terminate such Participant's employment if such Participant has: (i) refused or repeatedly failed to perform the duties assigned to him/her; (ii) engaged in a willful or intentional act that has the effect of injuring the reputation or business of the Debtors in any material respect; (iii) continually or repeatedly been absent from the Debtors, unless due to serious illness or disability; (iv) committed an act of gross misconduct, fraud, embezzlement or theft against the Debtors; or (v) violated a material policy of the Debtors.

8.
GENERAL PROVISIONS

        (a)   Payments under this Plan shall not constitute wages and shall be paid by one or more of the Debtors from the general assets of the Debtors, as applicable; provided that no director, officer, agent or employee of the Debtors shall be personally liable in the event the Debtors are unable to make any payments under this Plan due to a lack of, or inability to access, funding or financing, legal prohibition (including statutory or judicial limitations) or failure to obtain any required consent. Notwithstanding anything in this Plan to the contrary, any payments to be made hereunder shall only be made as and to the extent the Debtors have adequate funding therefor.

        (b)   Payments under this Plan are subject to Federal, state and local income tax withholding and all other applicable federal, state and local taxes. The Debtors shall withhold, or cause to be withheld, from any payments made hereunder all applicable Federal, state and local withholding taxes and may require the employee to file any certificate or other form in connection therewith.

        (c)   Nothing contained herein shall give any employee the right to be retained in the employment of any Debtor, or any successor, or affect the right of the Debtors to dismiss any employee at will.

        (d)   This Plan is not a term or condition of any individual's employment and no employee shall have any legal right to payments hereunder except to the extent all conditions relating to the receipt of such payments have been satisfied in accordance with the terms of this Plan as set forth herein.

        (e)   Nothing contained herein shall give an employee any right to any employee benefit upon termination of employment with any Debtor, except as required by law or provided by the terms of another employee benefit plan document relating to the treatment of former employees generally.

        (f)    No person having a benefit under this Plan may assign, transfer or in any other way alienate the benefit, nor shall any benefit under this Plan be subject to garnishment, attachment, execution or levy of any kind.

9.
ADMINISTRATION

        (a)   The Plan shall be administered by the Plan Administrator. Subject to the express provisions of this Plan, the Plan Administrator shall have sole authority to interpret the Plan (including any vague or ambiguous provisions) and to make all other determinations deemed necessary or advisable for the administration of the Plan. All determinations and interpretations of the Plan Administrator shall be final, binding and conclusive as to all persons. The Plan Administrator may designate the Participants eligible to participate in the Plan upon, and following, the Approval Date.

        (b)   None of the Plan Administrator, the Committee nor any employee, officer or director of the Debtors shall be personally liable by reason of any action taken with respect to the Plan for any mistake of judgment made in good faith, and one or more of the Debtors shall indemnify and hold harmless each employee, officer or director of the Debtors, including the Plan Administrator, to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any reasonable cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud, bad faith or gross negligence.

10.
APPLICABLE LAW

        This Plan and all action taken under it shall be governed as to validity, construction, interpretation and administration by the laws of the State of Colorado without giving effect to the choice of law principles thereof.

11.
AMENDMENT OR TERMINATION

        The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that unless the written consent of a Participant is obtained, no such amendment or termination shall adversely affect any existing rights of such Participant.

* * *

Implementation Approved Following Court Approval

ADELPHIA COMMUNICATIONS CORPORATION
By:	/s/ DAVID BRUNICK
	Name:	David Brunick
	Title:	Senior Vice President of Human Resources

Date: November 3, 2005

(approving the Amended and Restated Plan, originally approved by the Bankruptcy Court on May 5, 2003, as amended effective as of September 21, 2004, as further amended effective as of November 3, 2005, and amended effective on the date that a Change in Control occurs)

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AMENDED AND RESTATED ADELPHIA COMMUNICATIONS CORPORATION PERFORMANCE RETENTION PLAN